Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2011, in the Registration Statement (Form S-1) and related Prospectus of WPX Energy, Inc. dated April 29, 2011.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
April 29, 2011